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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
[LAKES ENTERTAINMENT, INC. LOGO]                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Tuesday, April 27, 2004


              MARTIN DEKNIJFF WINS $2.7 MILLION IN WORLD POKER TOUR CHAMPIONSHIP, LARGEST FIRST PRIZE EVER PAID IN TOURNAMENT POKER


MINNEAPOLIS, APRIL 27, 2004 -- On the final episode of its second season, the WORLD POKER TOUR (WPT) awarded $2,728,356 to Martin Deknijff of Stockholm, Sweden, the winner of its WPT Championship tournament at Bellagio in Las Vegas. The total was the largest prize ever paid to a single individual place finisher in a televised poker tournament or North American sporting event. Deknijff outlasted 342 poker players in a tournament that will air on The Travel Channel on June 30.

"This is a dream come true. To win the World Poker Tour Championship and the biggest tournament ever in poker...it is just overwhelming," said the 32-year-old Deknijff, who stated his first post-tournament act would be to wake up his seven-year-old son Robin and tell him the news. Deknijff has made his living combining sports betting, poker and professional bridge since he graduated high school in Sweden. He has recently moved to Las Vegas.

The top 50 players in the WPT Championship each earned a share in the $8,342,000 prize pool, the most ever for a poker tournament. The buy-in was $25,300, the largest poker tournament entry fee to date.

Coming into the final table were Dekenijff, who was the chip leader; Matt Matros of Bronxville, NY; Richard Grijalva of Las Vegas; Hassan Habib of Downey, CA; Russell Rosenblum of Bethesda, MD and Steve Brecher of Reno, NV.

Poker pro Habib walked away with $1,372,223; Matt Matros, a grad student at Sarah Lawrence College took home $706,903; Grijalva claimed $457,408; Rosenblum won $332,660 and earned Brecher $232,862.

The $2.7 million to the victor was more than double the $1,011,886 prize money paid to the winner for the inaugural World Poker Tour Championship, which aired last year on The Travel Channel.


                                     (more)


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"We are truly excited about having hosted the record-breaking 2004 World Poker
Tour Championship and Five Star World Poker Tour Classic at Bellagio," said Doug Dalton, director of poker operations at Bellagio. "This was another successful tournament and we look forward to hosting additional WPT events in the near future, including the 2005 WPT Championship."

World Poker Tour, LLC is a media and entertainment company principally engaged in a development, production and marketing of gaming-themed televised programming, the licensing and sale of branded products and the sale of corporate sponsorships.

The World Poker Tour is a joint venture between Steven Lipscomb and Lakes Entertainment, Inc., which owns approximately 80% of WPT. Lakes currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Entertainment has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".



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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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